Exhibit 99.1

Mach Natural Resources LP Announces Earnings Release and Conference Call Schedule for Third Quarter 2023

November 29, 2023

OKLAHOMA CITY, Oklahoma—Mach Natural Resources LP (NYSE: MNR) (the “Company”) will release its third quarter 2023 results after the close of trading on the New York Stock Exchange on Wednesday, December 6, 2023.

The Company will host a conference call at 8:00 a.m. (Central Time) on Thursday, December 7, 2023, to discuss its third quarter 2023 results. Participants can access the conference call by dialing 877-407-2984. A webcast link to the conference call will be provided on the Company’s website at ir.machnr.com. A replay will be available on the website following the call.

About Mach Natural Resources LP

Mach Natural Resources LP is an independent upstream oil and gas company focused on the acquisition, development and production of oil, natural gas and NGL reserves in the Anadarko Basin region of Western Oklahoma, Southern Kansas and the panhandle of Texas.

FOR FURTHER INFORMATION, PLEASE CONTACT:

Mach Natural Resources LP

Investor Relations Contact: ir@machresources.com